                                                                    Exhibit 10.7

                             STOCK PURCHASE WARRANT
                             ----------------------

     This Warrant is issued this 6th day of March, 1998, by MegaMarketing Corporation, a Georgia corporation (the "Company"), to SIRROM INVESTMENTS, INC. a Tennessee corporation (SIRROM INVESTMENTS, INC. and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").


                                   AGREEMENT:

     1.   Issuance of Warrant; Term.
          -------------------------

          (a) For and in consideration of SIRROM INVESTMENTS, INC. making a loan to the Company in an amount of Three Million and no/100ths Dollars ($3,000,000) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 260,192 shares of the Company's common stock (the "Common Stock"), which the Company represents equals 4% of the capital stock of the Company on the date hereof, calculated on a fully diluted basis ("Base Amount") including the Base Amount, provided that in the event that the indebtedness evidenced by the
     Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below (the "Outstanding Debt Rachets"):


          Date                 Base Amount
     ---------------------------------------------
     March 6, 2001       398,592 shares of Common
                      Stock, which the Company
                      represents equals 6% of the
                      capital stock of the Company
                      on the date hereof
                      calculated on a fully
                      diluted basis including the
                      Base Amount.

     March 6, 2002       543,010 shares of Common
                      Stock, which the Company
                      represents equals 8% of the
                      capital stock of the Company
                      on the date hereof
                      calculated on a fully
                      diluted basis including the
                      Base Amount.

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         Date                 Base Amount
     ---------------------------------------------------
     March 6, 2003            693,846 shares of Common
                         Stock, which the Company
                         represents equals 10% of the
                         capital stock of the Company
                         on the date hereof calculated
                         on a fully diluted basis
                         including the Base Amount.

     and further provided that the initial Base Amount shall be increased to the corresponding number as set forth below based upon the Company's actual EBITDA for 1998 as a percentage of the Company's budget for EBITDA for 1998:

      Actual EBITDA as a      Base Amount
     Percentage of Budget
     ----------------------------------------------------
     75% to 100%         260,192 shares of Common
                         Stock, which the Company
                         represents equals 4% of the
                         capital stock of the Company
                         on the date hereof
                         calculated on a fully
                         diluted basis including the
                         Base Amount.

      Below 75% but      470,025 shares of Common
     greater than or     Stock, which the Company
      equal to 50%       represents equals 7% of the
                         capital stock of the Company
                         on the date hereof
                         calculated on a fully
                         diluted basis including the
                         Base Amount.

      Below 50%          693,846 shares of Common
                         Stock, which the Company
                         represents equals 10% of the
                         capital stock of the Company
                         on the date hereof calculated
                         on a fully diluted basis
                         including the Base Amount.


     If the initial Base Amount is increased as set forth above, the Outstanding Debt Rachets shall be adjusted to increase the adjusted initial Base Amount by 2% for each year the Note remains outstanding beyond March 6, 2001 (by way of illustration, if the initial Base Amount is adjusted to 7%

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

     because the Company's actual EBITDA for 1998 is 70% of the 1998 budgeted amount, the Outstanding Debt Rachets for 2001, 2002, and 2003 shall be 9%, 11%, and 13%, respectively, of the total capital stock of the Company.

          (b) For purposes of this Agreement, the term "EBITDA" shall mean net income plus interest expense plus income taxes plus depreciation expenses
            ----                  ----              ----
     plus amortization expenses, all determined in accordance with generally
     ----
     accepted accounting principles.

          (c) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until May 31, 2003. For purposes of this Warrant the term "fully diluted basis" shall be determined in accordance with generally accepted accounting principles as of the date hereof.

     2.   Exercise Price.  The exercise price (the "Exercise Price") per share
          --------------
for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

     3.   Exercise.  This Warrant may be exercised by the Holder hereof (but
          --------
only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: 2625 Cumberland Parkway, Suite 400, Atlanta, Georgia 30339, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder (pursuant to documentation reasonably satisfactory to the Company), (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant having a fair market value equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant (or instruct its transfer agent to do so) a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to

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this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

     4.   Covenants and Conditions.  The above provisions are subject to the
          ------------------------
following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or
     (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Bass, Berry & Sims is acceptable counsel). Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights imposed by the

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

     Company, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          (c) The Company covenants and agrees that it shall not sell or issue any shares of the Company's capital stock at a price below the fair market value of such shares, without the prior written consent of the Holder hereof. In the event that the Company sells shares of the Company's capital stock in violation of this Section 4(c) (exclusive of any stock options permitted under Section 17 hereof), the number of shares issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares issuable pursuant to this Warrant prior to such sale by the quotient obtained by dividing (i) the fair market value of the shares issued in violation of this Section 4(c) by (ii) the price at which such shares were sold.

     5.   Transfer of Warrant.  Subject to the provisions of Section 4 hereof,
          -------------------
this Warrant may not be transferred, in whole or in part, to any person or business entity without the prior written consent of the Company provided that the Holder may transfer this Warrant to any affiliate of Holder, to any lender of the Holder or any affiliate of Holder or in connection with the sale of all or substantially all of the assets and/or stock of Holder or any affiliate of Holder, any such transfer to be accomplished by presentation of the Warrant to the Company with written instructions for such transfer and other documentation reasonably required by the Company in order to comply with applicable securities laws. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.   Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights;
          -------------------------------------------------------------------
Preference Rights.  Except as otherwise provided herein, this Warrant does not
-----------------
confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any stock of the Company (other than options to purchase stock granted to employees of the Company or pursuant to the Company's stock option plans) then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall not issue any securities which entitle the holder thereof to obtain any preference over holders of Common Stock upon the dissolution, liquidation, winding-up, sale, merger, or reorganization of the Company without the prior written consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed), unless such rights are also granted to Holder.

     7.   Observation Rights.  The Holder of this Warrant shall (a) receive
          ------------------
notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and (b) receive copies of all correspondence, notices, packages and documents and other information provided to members of the Company's Board of Directors (including actions taken or to be taken by the Board of Directors on written consent) from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full. Holder acknowledges that the relationship between it and the Company places Holder in a position to learn confidential information, both written and oral, about the Company's business operations, financial condition, assets and affairs. For purposes of this agreement, all such information to be provided, together with any other information regarding the Company that has already been provided to Holder or its representative and employees, is hereinafter collectively referred to as the "Sensitive Material." Holder acknowledges that it is aware, and that it will advise its officers, directors, employees, advisors and other representatives that federal and state securities laws prohibit any person who has received from an issuer material, non-public information about the issuer and matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Neither the Company nor its affiliates nor their representatives, agents, employees or other related persons will have any liability to Holder, its employees, agents or representatives or any third parties resulting from the use of the Sensitive Material by Holder which Holder acknowledges to be the Company's property, to itself and agrees not to use, reveal, transfer, copy or disclose such Sensitive Material, directly or indirectly, to any other person for any purpose without the prior written consent of Company. Holder agrees to execute any additional confidentiality agreement reasonably required by the Company in connection with any Sensitive Material.

     8.   Adjustment Upon Changes in Stock.
          --------------------------------

          (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this
     Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated. For purposes hereof, the granting of stock or options pursuant to a merger, asset acquisition, option agreement or other transaction where all of the shareholders of the Company do not participate shall not be considered a stock split, stock dividend recapitalization, combination of shares of the Company, or other similar event giving rise to an adjustment.

          (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event where all of the shareholders of the Company participate, occurring after the date hereof, as a result of which substantially all shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     9.  Put Agreement.
         -------------

          (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant (to the extent not previously exercised) for a period of 30 days immediately prior to the expiration thereof, at a purchase price (the "Purchase Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant.

          (b) The Company shall pay to the Holder, in cash or certified or cashier's check, the Purchase Price in exchange for the delivery to the Company of this Warrant within thirty (30) days of the receipt of written notice, addressed as set forth in Section 3 hereto, from the Holder of its intention to exercise the Put and all other documentation reasonably required by the Company in connection therewith in order for the Company to comply with applicable securities laws.

          (c) The Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be determined as follows:

               (i) If after an initial public offering of the Common Stock, the average of the closing bid and ask prices for the Common Stock (as quoted on a national exchange) shall be the fair market value. If prior to a public offering, the Company and the Holder shall each appoint an independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, taking into consideration that such shares would constitute a minority interest, and would lack liquidity, and further assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

               (ii) If the highest of the two appraisals is not more than 10% more than the lowest of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the highest of the two appraisals is 10% or more than the lowest of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

               (iii) The Fair Market Value after the appointment of the third appraiser shall be the mean of the three appraisals.

               (iv) The fees and expenses of the appraisers shall be paid one-half by the Company and one-half by the Holder.

     10.  Registration.
          ------------

          (a) The Company and the holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a public offering (excluding any registrations pursuant to forms S-4 and S-8 or any successor forms thereof), it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the reasonable fees and expenses of one counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder. The obligations of the Company under this Section 10 shall terminate with respect to a Holder of Shares when such Shares become eligible for resale in accordance with Rule 144 under the Securities Act of 1933 within a three month period without restrictions as to volume.

          (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of
          (A) the date when all Shares covered by the registration statement have been sold or (B) two hundred seventy (270) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object. If a Holder objects to the filing of the registration statement (which objection must be delivered to the Company in writing), the Company may remove such Holder's Shares from the offering and proceed to file with no further obligation to such Holder hereunder.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

               (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

               (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

               (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

               (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

               (vii) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

               (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the

          Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               (ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

               (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

               (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two
          (2) business days prior to any delivery of the Shares to the underwriters.

               (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

               (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers to selling

          Shareholders in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

               (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

          (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s) which shall not be unreasonably withheld or delayed.

          (d) The Company's obligations under Section 10(a) above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities
     Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

          (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

     11.  Certain Notices.  In case at any time the Company shall propose to:
          ---------------

          (a) declare any cash dividend upon its Common Stock;

          (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

          (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or

          (e) voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company;

     then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least ten
     (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     12.  Rights of Co-Sale.   Prior to the completion of a Qualified Public
          -----------------
     Offering (as hereinafter defined) the following shall apply:

          (a) Co-Sale Right.  Neither John P. Kelly, Edward J. Rutkowski, nor
              -------------
     Paul B. Byrum (individually a "Selling Shareholder" and collectively the "Selling Shareholders") shall enter into any transaction that would result in the sale by him of any Common Stock now or hereafter owned by him, unless prior to such sale the Selling Shareholder shall give notice to Holder of his intention to effect such sale in order that Holder may exercise its rights under this Section 12 as hereinafter described. Such notice shall set forth
     (i) the number of shares to be sold by the Selling Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by the Selling Shareholder to use his best efforts to cause to be included with the shares to be sold by him in the sale, on a share-by-share basis and on the same terms and conditions, the Shares issuable or issued to Holder pursuant this Warrant.

          (b) Rejection of Co-Sale Offer.  If Holder has not accepted such offer
              --------------------------
     in writing within a period of ten (10) days from the date of receipt of the notice, then the Selling Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to the Selling Shareholder than as set forth in such notice, without any further obligation to Holder in connection with such sale. In the event that the Selling Shareholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section.

          (c)  Acceptance of Co-Sale Offer.  If Holder accepts such offer in
               ---------------------------
     writing within ten (10) day period, such acceptance shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in his sale the number of Shares of stock held by Holder and set forth in the written acceptance. In that event, the Selling Shareholder and Holder shall participate in the sale pro rata, with the Selling Shareholder and Holder each selling half the total number of such shares to be sold in the sale. For purposes of this Article 12, a "Qualified Public Offering" shall be deemed to have occurred if the Company has received net proceeds of $15,000,000 and its shares are traded on Nasdaq or a United States securities exchange.

     13.  Governing Law.  This warrant shall be governed by the laws of the
          -------------
State of Tennessee applicable to agreements made entirely within the State.

     14.  Severability.  If any provision(s) of this Warrant or the application
          ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     15.  Counterparts.  This Warrant may be executed in any number of
          ------------
counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

     16.  Jurisdiction and Venue.  The Company hereby consents to the
          ----------------------
jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts.

     17.  Stock Options.  The Company may grant stock options to employees
          --------------
representing up to 5% of the common stock of the Company, provided such options are incentive stock options.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                      MEGAMARKETING CORPORATION, a
                                      Georgia  corporation


                                      By: /s/ John P. Kelly
                                          ---------------------------------
                                      Title: Chairman and President
                                             ------------------------------



                                      SIRROM INVESTMENTS, INC. a
                                      Tennessee corporation


                                      By: /s/ Kim Stringfield
                                          ---------------------------------
                                      Title: Treasurer
                                             ------------------------------


     The undersigned Shareholders join in the execution of this Warrant for the purposes of acknowledging and agreeing to be bound by Section 12 hereof.


                                      /s/ John P. Kelly
                                      --------------------------------------
                                      John P. Kelly


                                      /s/ Edward J. Rutkowski
                                      --------------------------------------
                                      Edward J. Rutkowski


                                      /s/ Paul B. Byrum
                                      --------------------------------------
                                      Paul B. Byrum